EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Treasurer and Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES IMPROVED RESULTS FOR
FIRST QUARTER FISCAL 2012

MUSCATINE, Iowa (April 18, 2012) – HNI Corporation (NYSE: HNI) today announced sales for the first quarter ended March 31, 2012, of $445.2 million, a 12 percent increase from the prior year quarter, and a net loss of ($0.1) million, or ($0.00) per diluted share for the quarter, a four cent improvement from the prior year quarter.  Net income per diluted share on a non-GAAP basis when excluding restructuring and transition charges was $0.01.

First Quarter Summary Comments
"We are pleased with our improved performance over prior year.  Both segments delivered sales growth led by a double-digit increase in our office furniture supplies-driven channel.  Strong performance in the new construction channel also drove growth in our hearth business," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

First Quarter
Dollars in millions except per share data	Three Months Ended
	3/31/2012	4/02/2011	Percent Change
Net sales	$445.2	$396.2	12.4%
Gross margin	$146.8	$134.7	9.0%
Gross margin %	33.0%	34.0%
SG&A	$144.6	$133.8	8.1%
SG&A %	32.5%	33.8%
Operating income	$2.2	$0.9	138.3%
Operating income %	0.5%	0.2%
Net income (loss)	$(0.1)	$(1.8)	92.0%

Earnings per share attributable to HNI Corporation – diluted	$(0.00)	$(0.04)	100.0%

First Quarter Results
•	Consolidated net sales increased $49.1 million or 12.4 percent to $445.2 million. Acquisitions contributed $15.4 million, or 3.9 percentage points of sales.
•
Gross margins were 1.0 percentage points lower than prior year primarily due to higher material costs, unfavorable mix and impact of Sagus acquisition partially offset by higher volume and increased price realization.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 1.3 percentage points due to higher volume and lower restructuring charges partially offset by increased fuel costs, investments in growth initiatives, higher incentive-based compensation and impact of Sagus acquisition.

•
The Corporation's first quarter results included $1.2 million of restructuring and transition charges of which $0.3 million were included in cost of sales.  These included costs associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  Included in the first quarter of 2011 was $1.4 million of restructuring costs.

First Quarter – Non-GAAP Financial Measures – Continuing Operations
(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 3/31/2012			Three Months Ended 4/02/2011
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$146.8	$2.2	$(0.00)	$134.7	$0.9	$(0.04)
% of net sales	33.0%	0.5%		34.0%	0.2%

Restructuring and impairment	$0.2	$1.1	$0.01	-	$1.4	$0.02
Transition costs	$0.1	$0.1	$0.00	-	-	-

Results (non-GAAP)	$147.1	$3.4	$0.01	$134.7	$2.3	$(0.02)
% of net sales	33.0%	0.8%		34.0%	0.6%

Cash flow used in operations for the quarter was $27.7 million compared to $22.0 million for the same quarter last year.  Capital expenditures were $12.8 million in the first quarter of 2012 compared to $6.4 million in the first quarter of 2011.

Office Furniture
Dollars in millions	Three Months Ended		Percent Change
	3/31/2012	4/02/2011
Sales	$378.6	$331.1	14.3%
Operating profit	$7.9	$8.1	-2.9%
Operating profit %	2.1%	2.4%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	3/31/2012	4/02/2011	Change
Operating profit as reported (GAAP)	$7.9	$8.1	-2.9%
% of Net Sales	2.1%	2.4%

Restructuring and impairment	$1.1	$1.0
Transition costs	$0.1	-

Operating profit (non-GAAP)	$9.0	$9.1	-0.8%
% of Net Sales	2.4%	2.8%

•
First quarter sales for the office furniture segment increased $47.5 million or 14.3 percent to $378.6 million.  The increase was across all channels of the Corporation's office furniture segment.  Acquisitions contributed $15.4 million or 4.6 percentage points of sales.

•
First quarter operating profit decreased $0.2 million.  Operating profit was negatively impacted by increased input costs, unfavorable mix, impact of Sagus acquisition, investments in growth initiatives and higher incentive-based compensation.  These were partially offset by higher volume and increased price realization.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	3/31/2012	4/02/2011
Sales	$66.6	$65.0	2.4%
Operating income (loss)	$1.1	$(0.6)	290.3%
Operating profit %	1.7%	-0.9%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	3/31/2012	4/02/2011	Change
Operating income (loss) as reported (GAAP)	$1.1	$(0.6)	290.3%
% of Net Sales	1.7%	-0.9%

Restructuring and impairment	-	$0.4

Operating income (loss) (non-GAAP)	$1.1	$(0.2)	598.7%
% of net sales	1.7%	-0.3%

•
First quarter sales for the hearth products segment increased $1.6 million or 2.4 percent to $66.6 million driven by an increase in the new construction channel partially offset by a decline in the remodel/retrofit channel.

•
First quarter operating profit increased $1.7 million.  Operating profit was positively impacted by increased volume, higher price realization and cost reduction initiatives partially offset by increased input costs.

Outlook

"I am encouraged by the continued improvement in the economy and remain optimistic about our markets and prospects for growth.  Looking ahead to the second quarter, we anticipate strong sales momentum continuing across our office furniture and hearth businesses.  We remain on track to grow sales and increase profits in 2012.  I remain confident our investments are accelerating profitable growth and delivering long-term shareholder value.  The Corporation is financially strong and well positioned for the future," said Mr. Askren.

The Corporation estimates sales growth between 8 to 11 percent in the second quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of $0.13 to $0.18 for the second quarter, which excludes restructuring charges and transition costs.  For the full year, the Company is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.35 to $1.50, which excludes restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call

HNI Corporation will host a conference call on Thursday, April 19, 2012 at 10:00 a.m. (Central) to discuss first quarter 2012 results.  To participate, call 1-877-512-9166 – conference ID number 67520718.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, April 26, 2012, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 67520718.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges and transition costs.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward Looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the second quarter of fiscal 2012 and for fiscal 2012.  In addition, forward looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials ; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31, 2012	Apr. 2, 2011
Net Sales	$445,212	$396,151
Cost of products sold	298,385	261,427
Gross profit	146,827	134,724
Selling and administrative expenses	143,734	132,413
Restructuring and impairment charges	897	1,390
Operating income	2,196	921
Interest income	179	133
Interest expense	2,614	3,589
Income (loss) before income taxes	(239)	(2,535)
Income taxes	(86)	(738)
Net income (loss)	(153)	(1,797)
Less: Net income attributable to the noncontrolling interest	(12)	(42)
Net income (loss) attributable to HNI Corporation	$(141)	$(1,755)
Net income (loss) attributable to HNI Corporation common shareholders – basic	$(0.00)	$(0.04)
Average number of common shares outstanding – basic	45,151,526	44,852,553
Net income (loss) attributable to HNI Corporation common shareholders – diluted	$(0.00)	$(0.04)
Average number of common shares outstanding – diluted	45,151,526	44,852,553

Unaudited Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders' Equity
	As of			As of
(Dollars in thousands)	Mar. 31, 2012	Dec. 31, 2011		Mar. 31, 2012	Dec. 31, 2011
Cash and cash equivalents	$56,519	$72,812	Accounts payable and
Short-term investments	9,157	9,157	accrued expenses	$306,110	$358,290
Receivables	197,460	204,036	Note payable and current
Inventories	99,909	101,873	maturities of long-term debt	65,345	30,345
Deferred income taxes	17,761	18,797	Current maturities of other
Prepaid expenses and			long-term obligations	261	275
other current assets	33,913	27,365
Current assets	414,719	434,040	Current liabilities	371,716	388,910

			Long-term debt	150,187	150,200
			Capital lease obligations	313	340
			Other long-term liabilities	54,241	52,716
Property and equipment – net	227,528	229,727	Deferred income taxes	43,485	42,770
Goodwill	272,481	270,761
Other assets	122,262	119,730	Parent Company shareholders'
			equity	416,795	419,057
			Noncontrolling interest	253	265
			Shareholders' equity	417,048	419,322
			Total liabilities and
Total assets	$1,036,990	$1,054,258	shareholders' equity	$1,036,990	$1,054,258

Unaudited Condensed Consolidated Statement of Cash Flows
	Three Months Ended
(Dollars in thousands)	Mar. 31, 2012	Apr. 2, 2011
Net cash flows from (to) operating activities	$(27,698)	$(21,983)
Net cash flows from (to) investing activities:
Capital expenditures	(12,817)	(6,440)
Other	(447)	(1,851)
Net cash flows from (to) financing activities	24,670	(16,459)
Net increase (decrease) in cash and cash equivalents	(16,292)	(46,733)
Cash and cash equivalents at beginning of period	72,811	99,096
Cash and cash equivalents at end of period	$56,519	$52,363

Business Segment Data
	Three Months Ended
(Dollars in thousands)	Mar. 31, 2012	Apr. 2, 2011
Net sales:
Office furniture	$378,604	$331,127
Hearth products	66,608	65,024
	$445,212	$396,151

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$8,752	$9,115
Restructuring and impairment charges	(897)	(1,022)
Office furniture – net	7,855	8,093
Hearth products
Operations before restructuring and impairment charges	1,132	(227)
Restructuring and impairment charges	-	(368)
Hearth products – net	1,132	(595)
Total operating profit	8,987	7,498
Unallocated corporate expense	(9,226)	(10,033)
Income before income taxes	$(239)	$(2,535)

Depreciation and amortization expense:
Office furniture	$8,561	$9,430
Hearth products	1,565	2,152
General corporate	695	566
	$10,821	$12,148

Capital expenditures – net:
Office furniture	$9,191	$3,635
Hearth products	376	464
General corporate	3,250	2,341
	$12,817	$6,440

	As of Mar. 31, 2012	As of Apr. 2, 2011
Identifiable assets:
Office furniture	$660,443	$582,295
Hearth products	256,772	264,817
General corporate	119,775	109,194
	$1,036,990	$956,306

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